Exhibit 99.1

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Date: August 5, 2013

PARTNERS FOR GROWTH III, L.P.
By: Partners for Growth III, LLC
Its: General Partner

By: /s/ Andrew Kahn
Name: Andrew Kahn
Its: Manager

PARTNERS FOR GROWTH III, LLC

By: /s/ Andrew Kahn
Name: Andrew Kahn
Its: Manager

/s/ Andrew Kahn
Andrew Kahn

/s/ Donald M. Campbell
Donald M. Campbell